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                                                                    Exhibit 21.1

                      LIST OF SUBSIDIARIES OF REGISTRANT*

GRI of South Florida, Inc., a Florida corporation
GRI of West Florida, Inc., a Florida corporation
GRI of Orlando, Inc., a Florida corporation
Dakota Leasing, Inc., a Florida corporation
Harrington-Scanlon Roofing Company, Inc., a Kansas corporation Register Contracting Company, Inc., a Florida corporation Register & Childers Roof Repairs, Inc., a Florida corporation S & B Roofing Services, Inc., a Michigan corporation
Anthony Roofing, Ltd., an Illinois corporation
Specialty Associates, Inc., a Wisconsin corporation
SAI Wholesale Distributors, Inc.,
Cyclone Roofing Company, a North Carolina corporation
Five-K Industries, Inc., a Georgia corporation
Advanced Roofing, Inc., a Florida corporation
Blackmore & Buckner Roofing, Inc., an Indiana corporation Wright-Brown Roofing Company, a Michigan corporation
C.E.I. Roofing, Inc., a Texas corporation
C.E.I. West Roofing Company, Inc., a Colorado corporation C.E.I. Florida, Inc., a Florida Corporation

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*  Effective upon the consummation of the Registrant's initial public offering.